SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report: (Date of Earliest Event Reported)

                                  June 3, 1999


                            ARCH COMMUNICATIONS, INC.
              (Exact Name of Registrant as Specified in its Charter

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

      33-72646                                           31-1236804
(Commission File Number)                       (IRS Employer Identification No.)

             1800 West Park Drive, Suite 250, Westborough, MA 01581
               (Address of principal executive offices)    (Zip Code)

                                 (508) 870-6700
               Registrant's Telephone Number, Including Area Code

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

Description of Transaction

   On June 3, 1999, the parent company of Arch Communications, Inc., Arch Communications Group, Inc. ("Parent"), completed its acquisition of MobileMedia Communications, Inc. ("MobileMedia") through the merger of MobileMedia with and into a wholly owned subsidiary of Parent (the "Merger"). The Merger was pursuant to an Agreement and Plan of Merger, dated as of August 18, 1998 and amended as of September 3, 1998, December 1, 1998 and February 8, 1999 between Parent and MobileMedia (the "Merger Agreement").

   In the Merger, MobileMedia was merged with and into a wholly owned subsidiary of Arch. Immediately following this merger, Parent contributed all of the outstanding stock of the surviving corporation to Arch, which in turn contributed such stock to Arch Paging, Inc. Immediately prior to the Merger, MobileMedia's parent company had contributed all of its assets to MobileMedia. In connection with the Merger, MobileMedia's subsidiaries were consolidated into a single subsidiary of MobileMedia which became an indirect wholly owned subsidiary of Parent as a result of the Merger.

   The execution of the Merger Agreement was announced on August 20, 1998. On January 26, 1999, Parent's stockholders approved the Merger.

Nature of Business

   Prior to its acquisition by Parent, MobileMedia operated one of the largest paging companies in the United States, with approximately 3.1 million units in service as of March 31, 1999. Between January 30, 1997 and June 3, 1999, MobileMedia and several affiliated companies operated as debtors-in-possession under Chapter 11 of the Bankruptcy Code. Through its sales offices, nationwide retail distribution network, company-operated retail stores and resellers, MobileMedia has offered local, regional and national coverage to subscribers in all 50 states and the District of Columbia. This has included local coverage to each of the 100 most populated metropolitan markets in the United States. Parent currently intends to continue MobileMedia's business substantially in the manner conducted by MobileMedia immediately prior to the Merger.

Merger Terms

   In the Merger:

1. Parent paid approximately $479.0 million in cash to certain secured creditors of the MobileMedia.

2. Parent paid a total of $58.0 million to pay fees and expenses, repay all borrowings outstanding under MobileMedia's post-petition credit facility, pay pre-petition priority claims and certain post-petition claims incurred by MobileMedia and pay principal and accrued interest on certain senior notes assumed by MobileMedia in its acquisition of Dial Page in 1995.

3. Parent issued 14,344,969 shares of its common stock ("Arch Common Stock") to unsecured creditors of MobileMedia.

4. Parent issued to four unsecured creditors who agreed to act as standby purchasers ("Standby Purchasers") warrants to acquire 3,675,659 shares of Arch Common Stock on or before September 1, 2001 at a warrant exercise price of $3.01 per share.

Source of Funds

   In order to consummate the Merger, Parent generated the necessary funds as follows:

1. Parent sold additional shares of Arch Common Stock in a rights offering to MobileMedia's unsecured creditors and sold shares of Arch Common Stock and Class B common stock to the Standby Purchasers. These purchasers paid a price of $2.00 per share for a total of 108,621,797 shares and a total purchase price of $217.2 million.

2. Parent issued to the holders of Arch Common Stock and Series C preferred stock on January 27, 1999 non-transferable rights to acquire up to 44,893,166 shares of Arch Common Stock at a price of $2.00 per share. A total of 308,892 non-transferable rights were exercised. Because non-transferable rights to acquire 44,584,274 shares were not exercised, Parent has distributed in their place warrants to acquire an equivalent number of shares of Arch Common Stock at the warrant exercise price of $3.01 per share.

3. Parent and Parent's principal operating subsidiary, Arch Paging, Inc. ("API"), borrowed a total of $318.0 million consisting of (a) $147 million in principal amount of 13 3/4% Senior Notes due 2008, and (b) $171 million in additional borrowings under API's secured credit facility with The Bank of New York, Royal Bank of Canada, Toronto Dominion (Texas), Inc., Barclays Bank, PLC and other financial institutions.

Board and Stockholder Approvals

   The Merger Agreement and the Merger were unanimously approved by Parent's Board of Directors on August 14, 1998. The terms of the Merger Agreement and Merger were determined on the basis of arms'-length negotiations. Prior to the execution of the Merger Agreement, neither Parent nor any of its affiliates had any material relationship with MobileMedia other than mutual reselling arrangements providing for the sale of each of Parent's and MobileMedia's paging services.

Directors and Officers of Parent

   Edwin M. Banks, a designee of W.R. Huff Asset Management Co., L.L.C., and H. Sean Mathis, a designee of Whippoorwill Associates, Inc., became members of Parent's Board of Directors upon consummation of the Merger, and Parent is required to nominate for election as directors one designee of W.R. Huff and one designee of Whippoorwill so long as W.R. Huff or Whippoorwill, as the case may be, holds securities of Parent representing at least 10% of the combined voting power of all outstanding securities of Parent (5% in the case of the initial renomination of such designees). Both W.R. Huff and Whippoorwill were Standby Purchasers under the Merger Agreement. In addition, a designee of W.R. Huff has been granted observation rights at all meetings of the Board of Directors following the Merger so long as a designee of W.R. Huff is serving on the Board of Directors.

   Upon completion of the Merger, the directors of Parent are: Edwin M. Banks, James S. Hughes and Allan L. Rayfield, whose terms will expire at the annual meeting of stockholders to be held after the end of the fiscal year ending December 31, 2001, C. Edward Baker, Jr., R. Schorr Berman and John Kornreich, whose terms will expire at the annual meeting of stockholders to be held after the end of the fiscal year ending December 31, 2000, Sean Mathis, John B. Saynor and John A. Shane, whose terms will expire at the annual meeting of stockholders to be held after the end of the fiscal year ending December 31, 1999.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

   MobileMedia's financial statements and the pro forma financial information required by Item 7 will be filed within 60 days of the date of this report.

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 18, 1999                      ARCH COMMUNICATIONS, INC.



                                            By: /s/ C. Edward Baker, Jr.
                                            ----------------------------
                                                C. Edward Baker, Jr.
                                                Chairman of the Board and
                                                Chief Executive Officer